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                                                                   Exhibit 21.01

                        CSG SYSTEMS INTERNATIONAL, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1999



                                                STATE OR COUNTRY
             SUBSIDIARY                         OF INCORPORATION
             ----------                         ----------------

             CSG Systems, Inc.                  Delaware
             CSG International Limited          United Kingdom